Exhibit 5.1

March 31, 2014

Bacterin International Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

Ladies and Gentlemen:

In my capacity as General Counsel for Bacterin International Holdings, Inc., a Delaware corporation (the “Company”), I have assisted the Company in connection with the preparation of the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 31, 2014 (the “Registration Statement”) relating to the registration of up to $50,000,000 of one or more series of the following securities of the Company: (i) shares of preferred stock, $0.000001 par value per share (the “Preferred Shares”), (ii) shares of common stock, $0.000001 par value per share (the “Common Shares”), (iii) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); and (iv) warrants to purchase Common Shares (the “Common Stock Warrants,” and together with the Preferred Shares, the Common Shares, and the Preferred Stock Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

In connection with this opinion, I have reviewed such documents and made such examination of law as I have deemed appropriate to give the opinion expressed below.  In connection with this opinion, I have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that I have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

For purposes of this opinion letter, I have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Preferred Stock Warrants or Common Stock Warrants will be issued under one or more equity warrant agreements; (iv) prior to any issuance of Preferred Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (v) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (vi) the Company will obtain any shareholder or additional listing approval that may be required by the NYSE MKT or any other stock exchange upon which the Company’s common stock is listed; (vii) the Company will have a sufficient number of authorized shares of common stock or preferred stock, as the case may be, available for issuance on a fully diluted basis; and (viii) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, I assume for purposes of this opinion that the other party under the warrant agreement for any Preferred Stock Warrants or Common Stock Warrants, including any warrant agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement, as applicable; that such warrant agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement.

This opinion letter is based as to matters of law solely on the applicable provisions of the Delaware General Corporation Law, as amended. I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, I express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, I am of the opinion that:

(a) The Preferred Shares (including any Preferred Shares that are duly issued upon the exercise of Preferred Stock Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(b) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor will be validly issued, fully paid and nonassessable.

(c) The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(d) The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

The opinions expressed in Paragraphs (c) and (d) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinion contained herein.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to my name in my capacity as General Counsel under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement.  In giving this consent, however, I do not admit that I am an “expert” within the meaning of the Act.

Very truly yours,

Bacterin International Holdings, Inc.

By: /s/ Jill Gilpin, General Counsel